Delek Logistics Partners, LP Reports Fourth Quarter and Full Year 2015 Results

•Grew quarterly distribution by 16 percent year-over-year to $0.59 per limited partner unit
•Management targeting 15 percent growth in distribution per limited partner unit for 2016
•Partnership maintains flexible financial position with borrowing capacity of $347 million at year end
•2015 Distributable coverage ratio of 1.37x

BRENTWOOD, Tenn., February 25, 2016 (BUSINESS WIRE) -- Delek Logistics Partners, LP (NYSE: DKL) ("Delek Logistics") today announced its financial results for the fourth quarter 2015. For the three months ended December 31, 2015, Delek Logistics reported net income attributable to all partners of $15.3 million, or $0.55 per diluted common limited partner unit. This compares to net income attributable to all partners of $20.5 million, or $0.80 per diluted common limited partner unit, in the fourth quarter 2014. Distributable cash flow was $18.9 million in the fourth quarter 2015, compared to $21.8 million in the prior-year period.

Results in the fourth quarter 2015 declined on a year-over-year basis primarily due to lower performance in the west Texas wholesale business, which was partially offset by better performance in the Pipelines and Transportation segment. The gross margin per barrel in west Texas was $1.05 in the fourth quarter 2015 compared to $6.36 per barrel in the fourth quarter 2014. This decline was due to more challenging market conditions and a reduction of approximately $1.0 million, or $0.90 per barrel, due to a change in inventory values, including lower of cost or market, as a result of a decline in prices during the quarter. Excluding this effect, the gross margin per barrel would have been approximately $1.95 per barrel, compared to the reported $1.05 per barrel. This inventory effect lowered distributable cash flow for the period.

For 2015, net income attributable to all partners was $66.8 million, or $2.52 per diluted common limited partner unit. This compares to net income attributable to all partners of $72.0 million, or $2.85 per diluted common limited partner unit for 2014. Distributable cash flow was $81.3 million in 2015 compared to $80.3 million in 2014, while earnings before interest, taxes, depreciation and amortization ("EBITDA") was $96.5 million in 2015, compared to $95.4 million in 2014.

Uzi Yemin, Chairman and Chief Executive Officer of Delek Logistics' general partner, remarked: “Our business model is anchored by stable fee based contracts, which served us well during a year in which uncertainty and volatility in energy markets created a challenging environment for our industry. For 2015, our EBITDA and distributable cash flow improved compared to 2014, which supported an increase in our declared distributions per limited partner unit for 2015 to $2.24 from $1.90 for 2014. We ended the year with a 3.5 times leverage ratio and $347 million of capacity on our credit facility."

Yemin concluded, "Our pipeline development projects through two joint ventures with unaffiliated third parties are moving toward completion in the second half of 2016. In addition, we continue to evaluate potential third party acquisition opportunities and options to partner with Delek US to provide future growth. With a focus on creating long term value for our unit holders, we believe that our balance sheet should allow the flexibility to take advantage of opportunities, while targeting growth in our distribution per limited partner unit by 15 percent for 2016."

Distribution and Liquidity

On January 25, 2016, Delek Logistics declared a quarterly cash distribution for the fourth quarter of $0.59 per limited partner unit, which equates to $2.36 per limited partner unit on an annualized basis. This distribution was paid on February 12, 2016 to unitholders of record on February 5, 2016. This represents a 3.5 percent increase from the third quarter 2015 distribution of $0.57 per limited partner unit, or $2.28 per limited partner unit on an annualized basis, and a 15.7 percent increase over Delek Logistics’ fourth quarter 2014 distribution of $0.51 per limited partner unit, or $2.04 per limited partner unit annualized. For the fourth quarter 2015, the total cash distribution declared to all partners, including IDRs, was $16.1 million. For 2015 the total cash distribution declared to all partners, including IDRs, was $59.3 million.

As of December 31, 2015, Delek Logistics had total debt of $351.6 million. Additional borrowing capacity, subject to certain covenants, under the $700.0 million credit facility was approximately $346.9 million.

Financial Results

Results in the fourth quarter 2015, compared to the prior-year period, benefited from the acquisition of the Tyler crude oil storage tank and El Dorado rail offloading facility, which were acquired on March 31, 2015, from subsidiaries of Delek US Holdings, Inc. ("Delek US"). For accounting purposes, the expenses from operations prior to the acquisition of the Tyler crude oil storage tank and El Dorado rail offloading facility are attributed to their respective predecessor periods. For purposes of comparison, results discussed in the text of this press release exclude predecessor costs during the respective periods. However, these costs are shown in the financial statements with a reconciliation provided in the tables attached to this release.

Revenue for the fourth quarter 2015 was $108.9 million and contribution margin was $26.2 million, which compares to revenue of $173.3 million and a contribution margin of $29.3 million in the fourth quarter 2014. The decrease in contribution margin is primarily due to lower performance in the west Texas wholesale business, which was partially offset by improved performance in the Pipelines and Transportation segment. Total operating expenses were $11.7 million compared to $9.7 million in the fourth quarter 2014, with the increase primarily due to maintenance related expenses. General and administrative expenses decreased to $2.3 million for the fourth quarter 2015 compared to $3.3 million in the prior-year period, which was primarily due to lower professional services expenses on a year-over-year basis. For the fourth quarter 2015, EBITDA was $23.6 million compared to $26.1 million in the prior-year period.

Pipelines and Transportation Segment

The Pipelines and Transportation segment's fourth quarter 2015 contribution margin of $17.5 million improved from $14.1 million in the fourth quarter 2014. This increase is primarily attributed to a higher contribution from the Paline Pipeline and fees associated with the El Dorado rail offloading racks and Tyler crude oil storage tank purchased on March 31, 2015.

Wholesale Marketing and Terminalling Segment

Contribution margin for the Wholesale Marketing and Terminalling segment was $8.7 million in the fourth quarter 2015, compared to $15.2 million in the fourth quarter 2014. This change on a year-over-year basis was primarily due to a lower gross margin per barrel and lower volume sold in the west Texas wholesale business, which was partially offset by improved performance in the east Texas assets.

In the west Texas wholesale business, throughput was 12,488 barrels per day compared to 15,441 barrels per day in the fourth quarter 2014. The wholesale gross margin per barrel in west Texas decreased year-over-year to $1.05 and included approximately $0.9 million, or $0.79 per barrel from renewable identification numbers (RINs) generated in the quarter. Also, the fourth quarter 2015 gross margin was reduced by approximately $1.0 million, or $0.90 per barrel, due to a reduction in inventory values, including lower of cost or market, as a result of a decline in prices during the fourth quarter 2015. During the fourth quarter 2014, the wholesale gross margin per barrel was $6.36 and included $1.2 million from RINs, or $0.82 per barrel. The fourth quarter 2014 gross margin per barrel benefited as the local market sales price in west Texas did not decline as quickly as the Gulf Coast light product prices, thereby expanding the margin per barrel. On a year-over-year basis, reduced drilling activity in west Texas as a result of lower crude oil prices lowered demand in the area, creating a more challenging market environment and playing a role in the change in gross margin per barrel and volume sold.

Both terminalling and the east Texas marketing throughputs benefited from higher volume at Delek US' Tyler, Texas refinery. Terminalling throughput volume of 114,136 barrels per day during the quarter increased on a year-over-year basis from 100,396 barrels per day in the fourth quarter 2014 primarily due to higher throughput at the Tyler and Big Sandy, Texas terminals. During the fourth quarter 2015, volume under the east Texas marketing agreement with Delek US was 66,950 barrels per day compared to 62,172 barrels per day during the fourth quarter 2014.

Project Development Update

In March 2015, Delek Logistics, through wholly owned subsidiaries, entered into two joint ventures (Caddo Pipeline and RIO Pipeline) that will construct logistics assets. Delek Logistics’ total projected investment for the two joint ventures is approximately $96.0 million and will be financed through a combination of cash from operations and borrowings under its revolving credit facility. Through December 31, 2015, approximately $41.3 million has been invested in these projects. Both of these projects are expected to be constructed by the second half of 2016.

Fourth Quarter 2015 Results | Conference Call Information

Delek Logistics will hold a conference call to discuss its fourth quarter 2015 results on Friday, February 26, 2016 at 7:00 a.m. Central Time. Investors will have the opportunity to listen to the conference call live by going to www.DelekLogistics.com. Participants are encouraged to register at least 15 minutes early to download and install any necessary software. For those who cannot listen to the live broadcast, a telephonic replay will be available through May 26, 2016 by dialing (855) 859-2056, passcode 28236906. An archived version of the replay will also be available at www.DelekLogistics.com for 90 days.

Investors may also wish to listen to Delek US’ (NYSE: DK) fourth quarter 2015 earnings conference call on Friday, February 26, 2016 at 8:00 a.m. Central Time and review Delek US’ earnings press release. Market trends and information disclosed by Delek US may be relevant to Delek Logistics, as it is a consolidated subsidiary of Delek US. Investors can find information related to Delek US and the timing of its earnings release online by going to www.DelekUS.com.

About Delek Logistics Partners, LP

Delek Logistics Partners, LP, headquartered in Brentwood, Tennessee, was formed by Delek US Holdings, Inc. (NYSE: DK) to own, operate, acquire and construct crude oil and refined products logistics and marketing assets.

Safe Harbor Provisions Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws. These statements contain words such as “possible,” “believe,” “should,” “could,” “would,” “predict,” “plan,” “estimate,” “intend,” “may,” “anticipate,” “will,” “if,” “expect” or similar expressions, as well as statements in the future tense, and can be impacted by numerous factors, including the fact that a substantial majority of Delek Logistics' contribution margin is derived from Delek US Holdings, thereby subjecting us to Delek US Holdings' business risks; risks relating to the securities markets generally; risks and costs relating to the age and operational hazards of our assets including, without limitation, costs, penalties, regulatory or legal actions and other affects related to releases, spills and other hazards inherent in transporting and storing crude oil and intermediate and finished petroleum products; the impact of adverse market conditions affecting the business of Delek Logistics; adverse changes in laws including with respect to tax and regulatory matters and other risks as disclosed in our annual report on Form 10-K, quarterly reports on Form 10-Q and other reports and filings with the United States Securities and Exchange Commission. There can be no assurance that actual results will not differ from those expected by management or described in forward-looking statements of Delek Logistics. Delek Logistics undertakes no obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or which Delek Logistics becomes aware of, after the date hereof.

Factors Affecting Comparability:

The following tables present financial and operational information for the three months and year ended December 31, 2015 and 2014. On February 10, 2014, Delek Logistics acquired substantially all of the active storage tanks and product terminal located adjacent to Delek US' El Dorado refinery (the "El Dorado Assets"). On March 31, 2015, Delek Logistics acquired the Tyler crude oil storage tank and the El Dorado rail offloading facility (the "Logistics Assets") from Delek US. These assets were accounted for as transfers between entities under common control. Accordingly, the accompanying financial statements of the Partnership have been retrospectively adjusted to include the historical results of these assets. For all periods presented through February 10, 2014, the acquisition date of the El Dorado Assets, and March 31, 2015, the acquisition date of the Logistics Assets, the retrospective adjustments were made to the financial statements. The historical results of the El Dorado Assets and Logistics Assets, prior to the acquisition dates, are referred to as the "El Dorado Assets Predecessor" and "Logistics Assets Predecessor" in the respective periods.

Non-GAAP Disclosures:
EBITDA and distributable cash flow are non-U.S. GAAP supplemental financial measures that management and external users of our combined financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•
Delek Logistics' operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA, financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to Delek Logistics' unitholders;

•	Delek Logistics' ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Delek Logistics believes that the presentation of EBITDA and distributable cash flow provide useful information to investors in assessing its financial condition, its results of operations and cash flow its business is generating. EBITDA and distributable cash flow should not be considered in isolation or as alternatives to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some, but not all items that affect net income and net cash provided by operating activities. Additionally, because EBITDA and distributable cash flow may be defined differently by other partnerships in its industry, Delek Logistics' definitions of EBITDA and distributable cash flow may not be comparable to similarly titled measures of other partnerships. Please see the tables below for a reconciliation of EBITDA and distributable cash flow to their most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

We also include the results of our operations excluding the results of our Predecessors. We believe that the presentation of our results of operations excluding results of our Predecessors will provide useful information to investors in assessing our results of operations by allowing them to analyze operations of our business under our current commercial agreements with Delek US.

Delek Logistics Partners, LP
Reconciliation of Amounts Reported Under U.S. GAAP
	Three Months Ended December 31,		Year Ended December 31,
($ in thousands)	2015	2014(1)	2015 (1)	2014 (1)
Reconciliation of EBITDA to net income:
Net income	$15,295	$20,179	$66,211	$70,058
Add:
Income tax (benefit) expense	(621)	(473)	(195)	132
Depreciation and amortization	5,907	4,075	19,692	15,022
Interest expense, net	3,042	2,105	10,658	8,656
EBITDA	$23,623	$25,886	$96,366	$93,868

Reconciliation of EBITDA to net cash from operating activities:
Net cash provided by operating activities	$1,262	$20,655	$68,024	$85,084
Amortization of unfavorable contract liability to revenue	—	668	—	2,670
Amortization of deferred revenue	260	77	596	307
Amortization of deferred financing costs	(365)	(316)	(1,460)	(1,267)
Accretion of asset retirement obligations	(64)	35	(251)	(232)
Deferred income taxes	9	190	(14)	109
Loss on equity method investments	(146)	—	(588)	—
Loss on asset disposals	(122)	(9)	(104)	(83)
Unit-based compensation expense	(108)	(78)	(406)	(274)
Changes in assets and liabilities	20,476	3,032	20,106	(1,234)
Income tax (benefit) expense	(621)	(473)	(195)	132
Interest expense, net	3,042	2,105	10,658	8,656
EBITDA	$23,623	$25,886	$96,366	$93,868

Reconciliation of distributable cash flow to EBITDA:
EBITDA	$23,623	$25,886	$96,366	$93,868
Less: Cash interest, net	2,677	1,789	9,198	7,389
Less: Maintenance capital expenditures	2,674	3,882	11,841	6,642
Add: Reimbursement from Delek for capital expenditures	14	1,578	5,220	1,578
Less: Loss on equity method investments	(146)	—	(588)	—
Less: Income tax (benefit) expense	(621)	(473)	(195)	132
Add: Non-cash unit-based compensation expense	108	78	406	274
Less: Amortization of deferred revenue	260	77	596	307
Less: Amortization of unfavorable contract liability	—	668	—	2,670
Distributable cash flow	$18,901	$21,599	$81,140	$78,580

(1) The information presented includes the results of operations of the Logistics Assets Predecessor. Prior to the El Dorado offloading racks acquisition and Tyler crude oil storage tank acquisition on March 31, 2015, the Logistics Assets Predecessor did not record revenues for intercompany throughput and storage services.

Delek Logistics Partners, LP
Reconciliation of Amounts Reported Under U.S. GAAP
($ in thousands)	Delek Logistics Partners, LP	Logistics Assets (1)	Year Ended December 31, 2015

		Logistics Assets Predecessor
Reconciliation of EBITDA to net income:
Net income (loss)	$66,848	$(637)	$66,211
Add:
Income tax benefit	(195)	—	(195)
Depreciation and amortization	19,222	470	19,692
Interest expense, net	10,658	—	10,658
EBITDA	$96,533	$(167)	$96,366

Reconciliation of EBITDA to net cash from operating activities:
Net cash provided by (used in) operating activities	$68,191	$(167)	$68,024
Amortization of deferred revenue	596	—	596
Amortization of deferred financing costs	(1,460)	—	(1,460)
Accretion of asset retirement obligations	(251)	—	(251)
Deferred income taxes	(14)	—	(14)
Loss on equity method investments	(588)	—	(588)
Loss on asset disposals	(104)	—	(104)
Unit-based compensation expense	(406)	—	(406)
Changes in assets and liabilities	20,106	—	20,106
Income tax expense	(195)	—	(195)
Interest expense, net	10,658	—	10,658
EBITDA	$96,533	$(167)	$96,366

Reconciliation of distributable cash flow to EBITDA:
EBITDA	$96,533	$(167)	$96,366
Less: Cash interest, net	9,198	—	9,198
Less: Maintenance capital expenditures	11,841	—	11,841
Add: Reimbursement from Delek for capital expenditures	5,220	—	5,220
Less: Loss on equity method investments	(588)	—	(588)
Less: Income tax benefit	(195)	—	(195)
Add: Non-cash unit-based compensation expense	406	—	406
Less: Amortization of deferred revenue	596	—	596
Distributable cash flow	$81,307	$(167)	$81,140
(1) The information presented is for the year ended December 31, 2015, disaggregated to present the results of operations of the Partnership and the Logistics Assets Predecessor. Prior to the El Dorado offloading racks acquisition and Tyler crude oil storage tank acquisition on March 31, 2015, the Logistics Assets Predecessor did not record revenues for intercompany throughput and storage services.

Delek Logistics Partners, LP
Reconciliation of Amounts Reported Under U.S. GAAP
	Delek Logistics Partners, LP	Logistics Assets (1)	Three Months Ended December 31, 2014

($ in thousands)		Logistics Assets Predecessor
Reconciliation of EBITDA to net income:
Net income (loss)	$20,486	$(307)	$20,179
Add:
Income tax benefit	(473)	—	(473)
Depreciation and amortization	3,947	128	4,075
Interest expense, net	2,105	—	2,105
EBITDA	$26,065	$(179)	$25,886

Reconciliation of EBITDA to net cash from operating activities:
Net cash provided by (used in) operating activities	$20,834	$(179)	$20,655
Amortization of unfavorable contract liability to revenue	668	—	668
Amortization of deferred financing costs	(316)	—	(316)
Amortization of deferred revenue	77	—	77
Accretion of asset retirement obligations	35	—	35
Deferred income taxes	190	—	190
Loss on asset disposals	(9)	—	(9)
Unit-based compensation expense	(78)	—	(78)
Changes in assets and liabilities	3,032	—	3,032
Income tax benefit	(473)	—	(473)
Interest expense, net	2,105	—	2,105
EBITDA	$26,065	$(179)	$25,886

Reconciliation of distributable cash flow to EBITDA:
EBITDA	$26,065	$(179)	$25,886
Less: Cash interest, net	1,789	—	1,789
Less: Maintenance capital expenditures	3,882	—	3,882
Add: Reimbursement from Delek for capital expenditures	1,578	—	1,578
Less: Income tax benefit	(473)	—	(473)
Add: Non-cash unit-based compensation expense	78	—	78
Less: Amortization of deferred revenue	77	—	77
Less: Amortization of unfavorable contract liability	668	—	668
Distributable cash flow	$21,778	$(179)	$21,599
(1) The information presented is for the three months ended December 31, 2014, disaggregated to present the results of operations of the Partnership and the Logistics Assets Predecessor. Prior to the El Dorado offloading racks acquisition and Tyler crude oil storage tank acquisition on March 31, 2015, the Logistics Assets Predecessor did not record revenues for intercompany throughput and storage services.

Delek Logistics Partners, LP
Reconciliation of Amounts Reported Under U.S. GAAP
	Delek Logistics Partners, LP	Logistics Assets (1)	El Dorado Terminal and Tank Assets (2)	Year Ended December 31, 2014

($ in thousands)		Logistics Assets Predecessor	El Dorado Predecessor
Reconciliation of EBITDA to net income:
Net income (loss)	$71,997	$(996)	$(943)	$70,058
Add:
Income tax expense	132	—	—	132
Depreciation and amortization	14,591	317	114	15,022
Interest expense, net	8,656	—	—	8,656
EBITDA	$95,376	$(679)	$(829)	$93,868

Reconciliation of EBITDA to net cash from operating activities:
Net cash provided by (used in) operating activities	$86,592	$(679)	$(829)	$85,084
Amortization of unfavorable contract liability to revenue	2,670	—	—	2,670
Amortization of deferred financing costs	(1,267)	—	—	(1,267)
Amortization of deferred revenue	307			307
Accretion of asset retirement obligations	(238)	—	6	(232)
Deferred income taxes	109	—	—	109
Loss on asset disposals	(83)	—	—	(83)
Unit-based compensation expense	(274)	—	—	(274)
Changes in assets and liabilities	(1,228)	—	(6)	(1,234)
Income tax expense	132	—	—	132
Interest expense, net	8,656	—	—	8,656
EBITDA	$95,376	$(679)	$(829)	$93,868

Reconciliation of distributable cash flow to EBITDA:
EBITDA	$95,376	$(679)	$(829)	$93,868
Less: Cash interest, net	7,389	—	—	7,389
Less: Maintenance capital expenditures	6,465	—	177	6,642
Add: Reimbursement from Delek for capital expenditures	1,578	—	—	1,578
Less: Income tax expense	132	—	—	132
Add: Non-cash unit-based compensation expense	274	—	—	274
Less: Amortization of deferred revenue	307	—	—	307
Less: Amortization of unfavorable contract liability	2,670	—	—	2,670
Distributable cash flow	$80,265	$(679)	$(1,006)	$78,580
(1) The information presented is for the year ended December 31, 2014, disaggregated to present the results of operations of the Partnership and the Logistics Assets Predecessor. Prior to the El Dorado offloading racks acquisition and Tyler crude oil storage tank acquisition on March 31, 2015, the Logistics Assets Predecessor did not record revenues for intercompany throughput and storage services.
(2) The information presented is for the year ended December 31, 2014, disaggregated to present the results of operations of the Partnership and the El Dorado Predecessor. Prior to the completion of the El Dorado acquisition on February 10, 2014, the El Dorado Predecessor did not record revenues for intercompany terminalling and storage services.

Delek Logistics Partners, LP
Condensed Consolidated Balance Sheets (Unaudited)
	December 31,	December 31,
	2015	2014 (1)

	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$—	$1,861
Accounts receivable	35,049	27,986
Inventory	10,451	10,316
Deferred tax assets	—	28
Other current assets	1,540	768
Total current assets	47,040	40,959
Property, plant and equipment:
Property, plant and equipment	325,647	308,088
Less: accumulated depreciation	(71,799)	(53,309)
Property, plant and equipment, net	253,848	254,779
Equity method investments	40,678	—
Goodwill	12,203	11,654
Intangible assets, net	15,482	16,520
Other non-current assets	6,037	7,374
Total assets	$375,288	$331,286
LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$6,850	$17,929
Accounts payable to related parties	3,992	628
Excise and other taxes payable	4,871	5,443
Tank inspection liabilities	1,890	2,829
Pipeline release liabilities	1,393	1,899
Accrued expenses and other current liabilities	1,694	1,588
Total current liabilities	20,690	30,316
Non-current liabilities:
Revolving credit facility	351,600	251,750
Asset retirement obligations	3,506	3,319
Deferred tax liabilities	—	231
Other non-current liabilities	10,510	5,889
Total non-current liabilities	365,616	261,189
Equity (Deficit):
Predecessor division equity	—	19,726
Common unitholders - public; 9,478,273 units issued and outstanding at December 31, 2015 (9,417,189 at December 31, 2014)	198,401	194,737
Common unitholders - Delek; 2,799,258 units issued and outstanding at December 31, 2015 (2,799,258 at December 31, 2014)	(280,828)	(241,112)
Subordinated unitholders - Delek; 11,999,258 units issued and outstanding at December 31, 2015 (11,999,258 at December 31, 2014)	78,601	73,515
General partner - Delek; 495,445 units issued and outstanding at December 31, 2015 (494,197 at December 31, 2014)	(7,192)	(7,085)
Total (deficit) equity	(11,018)	39,781
Total liabilities and (deficit) equity	$375,288	$331,286
(1) Adjusted to include the historical balances of the Logistics Assets Predecessor.

Delek Logistics Partners, LP
Condensed Consolidated Statements of Income (Unaudited)
	Three Months Ended December 31,		Year Ended December 31,

	2015	2014 (1)	2015 (2)	2014 (1)

	(In thousands, except unit and per unit data)
Net sales:
Affiliate	$38,589	$30,728	$152,564	$114,583
Third-Party	70,342	142,619	437,105	726,670
Net sales	108,931	173,347	589,669	841,253
Operating costs and expenses:
Cost of goods sold	71,018	134,305	436,304	697,221
Operating expenses	11,732	9,889	44,923	39,465
General and administrative expenses	2,290	3,258	11,384	10,616
Depreciation and amortization	5,907	4,075	19,692	15,022
Loss on asset disposals	122	9	104	83
Total operating costs and expenses	91,069	151,536	512,407	762,407
Operating income	17,862	21,811	77,262	78,846
Interest expense, net	3,042	2,105	10,658	8,656
Loss on equity method investments	146	—	588	—
Net Income before income tax (benefit) expense	14,674	19,706	66,016	70,190
Income tax (benefit) expense	(621)	(473)	(195)	132
Net income	$15,295	$20,179	$66,211	$70,058
Less: loss attributable to Predecessors	—	(307)	(637)	(1,939)
Net income attributable to partners	15,295	20,486	66,848	71,997
Comprehensive income attributable to partners	$15,295	$20,486	$66,848	$71,997

Less: General partner's interest in net income, including incentive distribution rights	1,784	855	5,163	2,366
Limited partners' interest in net income	$13,511	$19,631	$61,685	$69,631

Net income per limited partner unit:
Common units - (basic)	$0.56	$0.81	$2.55	$2.88
Common units - (diluted)	$0.55	$0.80	$2.52	$2.85
Subordinated units - Delek (basic and diluted)	$0.56	$0.81	$2.54	$2.88

Weighted average limited partner units outstanding:
Common units - basic	12,256,721	12,189,570	12,237,154	12,171,548
Common units - diluted	12,360,179	12,328,880	12,356,914	12,302,629
Subordinated units - Delek (basic and diluted)	11,999,258	11,999,258	11,999,258	11,999,258

Cash distribution per limited partner unit	$0.590	$0.510	$2.240	$1.900
(1) Adjusted to include the historical results of the Logistics Assets Predecessor. Prior to the El Dorado offloading racks acquisition and Tyler crude oil storage tank acquisition on March 31, 2015, the Logistics Assets Predecessor did not record revenues for intercompany throughput and storage services.
(2) The information presented includes the results of operations of the Logistics Assets Predecessor. Prior to the Logistics Assets Predecessor on March 31, 2015, revenues for intercompany throughput and storage services were not recorded.

Delek Logistics Partners, LP
Consolidated Statements of Income (Unaudited)
Reconciliation of Partnership to Predecessor

	Delek Logistics Partners, LP	El Dorado Rail Offloading Racks (1)	Tyler Crude Oil Storage Tank (1)	Year Ended December 31, 2015

		El Dorado Assets Predecessor	Tyler Assets Predecessor
	(In thousands)
Net Sales	$589,669	$—	$—	$589,669
Operating costs and expenses:
Cost of goods sold	436,304	—	—	436,304
Operating expenses	44,756	167	—	44,923
General and administrative expenses	11,384	—	—	11,384
Depreciation and amortization	19,222	372	98	19,692
Loss on asset disposals	104	—	—	104
Total operating costs and expenses	511,770	539	98	512,407
Operating income (loss)	77,899	(539)	(98)	77,262
Interest expense, net	10,658	—	—	10,658
Loss on equity method investments	588	—	—	588
Net income (loss) before income tax expense	66,653	(539)	(98)	66,016
Income tax benefit	(195)	—	—	(195)
Net income (loss)	$66,848	$(539)	$(98)	$66,211
Less: loss attributable to Predecessors	—	(539)	(98)	(637)
Net income attributable to partners	$66,848	$—	$—	$66,848

(1) The information presented is for the year ended December 31, 2015, disaggregated to present the results of operations of the Partnership and the Logistics Assets Predecessor. Prior to the El Dorado offloading racks acquisition and Tyler crude oil storage tank acquisition on March 31, 2015, the Logistics Assets Predecessor did not record revenues for intercompany throughput and storage services.

Delek Logistics Partners, LP
Consolidated Statements of Income (Unaudited)
Reconciliation of Partnership to Predecessor

	Delek Logistics Partners, LP	El Dorado Rail Offloading Racks (1)	Tyler Crude Oil Storage Tank (1)	Three Months Ended December 31, 2014

		El Dorado Assets Predecessor	Tyler Assets Predecessor
	(In thousands)
Net Sales	$173,347	$—	$—	$173,347
Operating costs and expenses:
Cost of goods sold	134,305	—	—	134,305
Operating expenses	9,710	179	—	9,889
General and administrative expenses	3,258	—	—	3,258
Depreciation and amortization	3,947	128	—	4,075
Loss on asset disposals	9	—	—	9
Total operating costs and expenses	151,229	307	—	151,536
Operating income (loss)	22,118	(307)	—	21,811
Interest expense, net	2,105	—	—	2,105
Net income (loss) before income tax benefit	20,013	(307)	—	19,706
Income tax benefit	(473)	—	—	(473)
Net income (loss)	$20,486	$(307)	$—	$20,179
Less: loss attributable to Predecessors	—	(307)	—	(307)
Net income attributable to partners	$20,486	$—	$—	$20,486

(1) The information presented is for the three months ended December 31, 2014, disaggregated to present the results of operations of the Partnership and the Logistics Assets Predecessor. Prior to the El Dorado offloading racks acquisition and Tyler crude oil storage tank acquisition on March 31, 2015, the Logistics Assets Predecessor did not record revenues for intercompany throughput and storage services.

Delek Logistics Partners, LP
Consolidated Statements of Income (Unaudited)
Reconciliation of Partnership to Predecessor

	Delek Logistics Partners, LP	El Dorado Rail Offloading Racks (1)	Tyler Crude Oil Storage Tank (1)	El Dorado Terminal and Tank Assets (2)	Year Ended December 31, 2014

		El Dorado Assets Predecessor	Tyler Assets Predecessor	El Dorado Predecessor
	(In thousands)
Net Sales	$841,253	$—	$—	$—	$841,253
Operating costs and expenses:
Cost of goods sold	697,221	—	—	—	697,221
Operating expenses	38,003	679	—	783	39,465
General and administrative expenses	10,570	—	—	46	10,616
Depreciation and amortization	14,591	317	—	114	15,022
Loss on asset disposals	83	—	—	—	83
Total operating costs and expenses	760,468	996	—	943	762,407
Operating income (loss)	80,785	(996)		(943)	78,846
Interest expense, net	8,656	—	—	—	8,656
Income before income tax expense	72,129	(996)		(943)	70,190
Income tax expense	132	—	—	—	132
Net income (loss)	$71,997	$(996)	$—	$(943)	$70,058
Less: loss attributable to Predecessors	—	(996)	—	(943)	(1,939)
Net income attributable to partners	$71,997	$—	$—	$—	$71,997

(1) The information presented is for the year ended December 31, 2014, disaggregated to present the results of operations of the Partnership and the Logistics Assets Predecessor. Prior to the El Dorado offloading racks acquisition and Tyler crude oil storage tank acquisition on March 31, 2015, the Logistics Asset Predecessor did not record revenues for intercompany throughput and storage services.
(2) The information presented includes the results of operations of the El Dorado Predecessor. Prior to the El Dorado acquisition on February 10, 2014, the El Dorado Predecessor did not record revenues for intercompany terminalling and storage services.

Delek Logistics Partners, LP
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Year Ended December 31,
	2015 (1)	2014 (2)

Cash Flow Data
Net cash provided by operating activities	$68,024	$85,084
Net cash used in investing activities	(56,592)	(31,662)
Net cash used in financing activities	(13,293)	(52,485)
Net (decrease) increase in cash and cash equivalents	$(1,861)	$937
(1) Includes the historical cash flows of the Logistics Assets predecessor.
(2) Adjusted to include the historical cash flows of the Logistic Assets predecessor and El Dorado Predecessor.

Delek Logistics Partners, LP
Segment Data (unaudited)
(In thousands)
	Three Months Ended December 31, 2015
	Pipelines & Transportation	Wholesale Marketing & Terminalling	Consolidated
Affiliate	$26,115	$12,474	$38,589
Third-Party	6,589	63,753	70,342
Net sales	32,704	76,227	108,931
Operating costs and expenses:
Cost of goods sold	4,481	66,537	71,018
Operating expenses	10,720	1,012	11,732
Segment contribution margin	$17,503	$8,678	26,181
General and administrative expense			2,290
Depreciation and amortization			5,907
Loss on asset disposals			122
Operating income			$17,862
Total Assets	$283,553	$91,735	$375,288

Capital spending
Maintenance capital spending	$1,200	$808	$2,008
Discretionary capital spending	2,203	486	2,689
Total capital spending	$3,403	$1,294	$4,697

	Three Months Ended December 31, 2014
	Pipelines & Transportation	Wholesale Marketing & Terminalling	Consolidated (1)
Affiliate	$21,360	$9,368	$30,728
Third-Party	2,645	139,974	142,619
Net sales	24,005	149,342	173,347
Operating costs and expenses:
Cost of goods sold	1,027	133,278	134,305
Operating expenses	9,059	830	9,889
Segment contribution margin	$13,919	$15,234	29,153
General and administrative expense			3,258
Depreciation and amortization			4,075
Loss on asset disposals			9
Operating income			$21,811
Total assets	$230,293	$100,993	$331,286

Capital spending
Maintenance capital spending	$1,186	$1,872	$3,058
Discretionary capital spending	794	709	1,503
Total capital spending (2)	$1,980	$2,581	$4,561
(1) The information presented includes the results of operations of the Logistics Assets Predecessor. Prior to the El Dorado offloading racks acquisition and Tyler crude oil storage tank acquisition on March 31, 2015, the Logistics Assets Predecessor did not record revenues for intercompany throughput and storage services.
(2) Capital spending includes expenditures of $(0.1) million incurred in connection with the Logistics Assets Predecessor.

Delek Logistics Partners, LP
Segment Data (Unaudited)
(In thousands)
	Three Months Ended December 31, 2014
	Pipelines & Transportation
	Delek Logistics Partners, LP	Predecessor -Logistics Assets	Three Months Ended December 31, 2014
Net Sales	$24,005	$—	$24,005
Operating costs and expenses:
Cost of goods sold	1,027	—	1,027
Operating expenses	8,880	179	9,059
Segment contribution margin	$14,098	$(179)	$13,919

Total capital spending	$2,114	$(134)	$1,980

	Three Months Ended December 31, 2014
	Wholesale Marketing & Terminalling
	Delek Logistics Partners, LP	Predecessor -Logistics Assets	Three Months Ended December 31, 2014
Net Sales	$149,342	$—	$149,342
Operating costs and expenses:
Cost of goods sold	133,278	—	133,278
Operating expenses	830	—	830
Segment contribution margin	$15,234	$—	$15,234

Total capital spending	$2,581	$—	$2,581

Delek Logistics Partners, LP
Segment Data (unaudited)
(In thousands)
	Year Ended December 31, 2015 (1)
	Pipelines & Transportation	Wholesale Marketing & Terminalling	Consolidated
Affiliate	$102,551	$50,013	$152,564
Third-Party	28,828	408,277	437,105
Net sales	$131,379	$458,290	$589,669
Operating costs and expenses:
Cost of goods sold	19,607	416,697	436,304
Operating expenses	33,751	11,172	44,923
Segment contribution margin	$78,021	$30,421	108,442
General and administrative expense			11,384
Depreciation and amortization			19,692
Loss on asset disposals			104
Operating income			$77,262

Capital spending:
Maintenance capital spending	$12,965	$1,944	$14,909
Discretionary capital spending	3,065	4,453	7,518
Total capital spending	$16,030	$6,397	$22,427
(1) The information presented includes the results of operations of the Logistics Assets Predecessor. Prior to the El Dorado offloading racks acquisition and Tyler crude oil storage tank acquisition on March 31, 2015, the Logistics Assets Predecessor did not record revenues for intercompany throughput and storage services.

	Year Ended December 31, 2014 (1)
	Pipelines & Transportation	Wholesale Marketing & Terminalling	Consolidated
Affiliate	$80,683	$33,900	$114,583
Third-Party	10,665	716,005	726,670
Net sales	$91,348	$749,905	$841,253
Operating costs and expenses:
Cost of goods sold	4,294	692,927	697,221
Operating expenses	31,979	7,486	39,465
Segment contribution margin	$55,075	$49,492	104,567
General and administrative expense			10,616
Depreciation and amortization			15,022
Loss on asset disposals			83
Operating income			$78,846

Capital spending
Maintenance capital spending	$4,465	$2,497	$6,962
Discretionary capital spending	1,339	867	2,206
Total capital spending (2)	$5,804	$3,364	$9,168
(1) The information presented includes the results of operations of the Logistics Assets Predecessor. Prior to the El Dorado offloading racks acquisition and Tyler crude oil storage tank acquisition on March 31, 2015, the Logistics Assets Predecessor revenues for intercompany throughput and storage services were not recorded.
(2) Capital spending includes expenditures of $2.2 million incurred in connection with the acquisition of the Logistics Assets Predecessor and El Dorado assets predecessor.

Delek Logistics Partners, LP
Segment Data (Unaudited)
(In thousands)
	Year Ended December 31, 2015
	Pipelines & Transportation
	Delek Logistics Partners, LP	Logistics Assets Predecessor	Year Ended December 31, 2015
Net Sales	$131,379	$—	$131,379
Operating costs and expenses:
Cost of goods sold	19,607	—	19,607
Operating expenses	33,584	167	33,751
Segment contribution margin	$78,188	$(167)	$78,021

Total capital spending	$16,082	$(52)	$16,030

	Year Ended December 31, 2015
	Wholesale Marketing & Terminalling
	Delek Logistics Partners, LP	Logistics Assets Predecessor	Year Ended December 31, 2015
Net Sales	$458,290	$—	$458,290
Operating costs and expenses:
Cost of goods sold	416,697	—	416,697
Operating expenses	11,172	—	11,172
Segment contribution margin	$30,421	$—	$30,421

Total capital spending	$6,397	$—	$6,397

Delek Logistics Partners, LP
Segment Data (Unaudited)
(In thousands)
	Year Ended December 31, 2014
	Pipelines & Transportation
	Delek Logistics Partners, LP	Logistics Assets Predecessor	El Dorado Storage Tank Assets Predecessor	Year Ended December 31, 2014
Net Sales	$91,348	$—	$—	$91,348
Operating costs and expenses:
Cost of goods sold	4,294	—	—	4,294
Operating expenses	30,619	679	681	31,979
Segment contribution margin	$56,435	$(679)	$(681)	$55,075

Total capital spending	$3,555	$2,036	$213	$5,804

	Year Ended December 31, 2014
	Wholesale Marketing & Terminalling
	Delek Logistics Partners, LP	Logistics Assets Predecessor	El Dorado Storage Tank Assets Predecessor	Year Ended December 31, 2014
Net Sales	$749,905	$—	$—	$749,905
Operating costs and expenses:
Cost of goods sold	692,927	—	—	692,927
Operating expenses	7,384	—	102	7,486
Segment contribution margin	$49,594	$—	$(102)	$49,492

Total capital spending	$3,400	$—	$(36)	$3,364

Delek Logistics Partners, LP
Segment Data (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
Throughputs (average bpd)	2015	2014	2015	2014

Pipelines and Transportation Segment:
Lion Pipeline System:
Crude pipelines (non-gathered)	54,342	50,303	54,960	47,906
Refined products pipelines to Enterprise Systems	60,549	56,343	57,366	53,461
SALA Gathering System	19,741	23,949	20,673	22,656
East Texas Crude Logistics System	8,613	10,863	18,828	7,361
El Dorado Rail Offloading Rack	—	—	981	—

Wholesale Marketing and Terminalling Segment:
East Texas - Tyler Refinery sales volumes (average bpd)	66,950	62,172	59,174	61,368
West Texas marketing throughputs (average bpd)	12,488	15,441	16,357	16,707
West Texas marketing margin per barrel	$1.05	$6.36	$1.35	$4.67
Terminalling throughputs (average bpd)	114,136	100,396	106,514	96,801

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615-435-1366
or
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